Exhibit 10.18

SCHEDULE OF AMENDMENTS TO CHANGE OF CONTROL SEVERANCE AGREEMENTS

The following have executed Amendments to Change of Control Severance Agreements substantially in the form of the amendment attached as Exhibit 10.17 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2012 (SEC File No. 1-13175).

Jay D. Browning
Michael S. Ciskowski
R. Michael Crownover
Joseph W. Gorder